PAGE>



                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                                                                 Settlement Date    6/30/1999
                                                                                                 Determination Date 7/12/1999
                                                                                                 Distribution Date  7/15/1999
I.      All Payments on the Contracts                                                                            7,623,338.67
II.     All Liquidation Proceeds on the Contracts with respect
         to Principal                                                                                              226,735.28
III.    Repurchased Contracts                                                                                            0.00
IV.     Investment Earnings on Collection Account                                                                        0.00
V.      Servicer Monthly Advances                                                                                   86,874.44
VI.     Distribution from the Reserve Account                                                                            0.00
VII.    Deposits from the Pay-Ahead Account
         (including Investment Earnings)                                                                            19,682.25
VIII.   Transfers to the Pay-Ahead Account                                                                         (10,933.89)

IX.     Less: Investment Earnings distributions                                                                          0.00
          (a) To Sellers with respect to the Collection Account                                                          0.00
          (b) To Sellers with respect to the Pay-Ahead Account

Total available amount in Collection Account                                                                    $7,945,696.75
                                                                                                               ==============



DISTRIBUTION AMOUNTS                                                     Cost per $1000
--------------------------------------------                             --------------

1.   (a)  Class A-1 Note Interest Distribution                                                            0.00
     (b)  Class A-1 Note Principal Distribution                                                           0.00
          Aggregate Class A-1 Note Distribution                              0.00000000                                  0.00

2.   (a)  Class A-2 Note Interest Distribution                                                            0.00
     (b)  Class A-2 Note Principal Distribution                                                           0.00
          Aggregate Class A-2 Note Distribution                              0.00000000                                  0.00

3.   (a)  Class A-3 Note Interest Distribution                                                      125,759.35
     (b)  Class A-3 Note Principal Distribution                                                   6,546,518.64
          Aggregate Class A-3 Note Distribution                            131.86320138                          6,672,277.99

4.   (a)  Class A-4 Note Interest Distribution                                                      194,270.83
     (b)  Class A-4 Note Principal Distribution                                                           0.00
          Aggregate Class A-4 Note Distribution                              5.20833324                            194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                      156,755.00
     (b)  Class A-5 Note Principal Distribution                                                           0.00
          Aggregate Class A-5 Note Distribution                              5.35000000                            156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                      128,375.00
     (b)  Class A-6 Note Principal Distribution                                                           0.00
          Aggregate Class A-6 Note Distribution                              5.41666667                            128,375.00

7.   (a)  Class B Note Interest Distribution                                                         59,285.00
     (b)  Class B Note Principal Distribution                                                            0.00
          Aggregate Class B Note Distribution                                5.56666667                             59,285.00

8.   (a)  Class C Note Interest Distribution                                                         98,822.83
     (b)  Class C Note Principal Distribution                                                             0.00
          Aggregate Class C Note Distribution                                5.70833312                             98,822.83

9.    Servicer Payment
     (a)  Servicing Fee                                                                              59,516.83
     (b)  Reimbursement of prior Monthly Advances                                                   133,902.99
             Total Servicer Payment                                                                                193,419.82

10.  Deposits to the Reserve Account                                                                               442,490.28

Total Distribution Amount from Collection Account                                                               $7,945,696.75
                                                                                                                =============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA)
            from Excess Collections                                                                 223,900.08

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


     (b)  Amounts to the Sellers (Chase Manhattan Bank)
            from Excess Collections                                                                 218,590.20
     (c)  Distribution from the Reserve Account to the Sellers
            (Chase USA)                                                                             162,123.59
     (d)  Distribution from the Reserve Account to the Sellers
            (Chase Manhattan Bank)                                                                  158,278.77
                 Total Amounts to Sellers (Chase USA
                   & Chase Manhattan Bank)                                                                         762,892.64
                                                                                                                 ============

                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                        0.00
        (b) Class A-2 Notes    @            6.028%                                                        0.00
        (c) Class A-3 Notes    @            6.140%                                                  125,759.35
        (d) Class A-4 Notes    @            6.250%                                                  194,270.83
        (e) Class A-5 Notes    @            6.420%                                                  156,755.00
        (f) Class A-6 Notes    @            6.500%                                                  128,375.00
                     Aggregate Interest on Class A Notes                                                           605,160.18

        (g) Class B Notes @                 6.680%                                                                  59,285.00

        (h) Class C Notes @                 6.850%                                                                  98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                               0.00
        (b) Class A-2 Notes                                                                               0.00
        (c) Class A-3 Notes                                                                               0.00
        (d) Class A-4 Notes                                                                               0.00
        (e) Class A-5 Notes                                                                               0.00
        (f) Class A-6 Notes                                                                               0.00

        (g) Class B Notes                                                                                 0.00

        (h) Class C Notes                                                                                 0.00

3.   Total Distribution of Interest                                       Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                  0.00000000                   0.00
        (b) Class A-2 Notes                                                  0.00000000                   0.00
        (c) Class A-3 Notes                                                  2.48536265             125,759.35
        (d) Class A-4 Notes                                                  5.20833324             194,270.83
        (e) Class A-5 Notes                                                  5.35000000             156,755.00
        (f) Class A-6 Notes                                                  5.41666667             128,375.00
                  Total Aggregate Interest on Class A Notes                                                        605,160.18

        (g) Class B Notes                                                    5.56666667                             59,285.00

        (h) Class C Notes                                                    5.70833312                             98,822.83

                 PRINCIPAL
--------------------------------------------
                                                                              No. of
                                                                             Contracts
                                                                             ---------
1.   Amount of Stated Principal Collected                                                         1,567,237.98
2.   Amount of Principal Prepayment Collected                                     223             4,723,969.28
3.   Amount of Liquidated Contract                                                 13               255,311.38
4.   Amount of Repurchased Contract                                                 0                     0.00

       Total Formula Principal Distribution Amount                                                               6,546,518.64

5.   Principal Balance before giving effect to
      Principal Distribution                                                                      Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                          0.0000000           0.00
        (b) Class A-2 Notes                                                                          0.0000000           0.00
        (c) Class A-3 Notes                                                                          0.4857386  24,578,374.62
        (d) Class A-4 Notes                                                                          1.0000000  37,300,000.00
        (e) Class A-5 Notes                                                                          1.0000000  29,300,000.00
        (f) Class A-6 Notes                                                                          1.0000000  23,700,000.00

        (g) Class B Notes                                                                            1.0000000  10,650,000.00

        (h) Class C Notes                                                                            1.0000000  17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                              0.00



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        (b) Class A-2 Notes                                                                                              0.00
        (c) Class A-3 Notes                                                                                              0.00
        (d) Class A-4 Notes                                                                                              0.00
        (e) Class A-5 Notes                                                                                              0.00
        (f) Class A-6 Notes                                                                                              0.00

        (g) Class B Notes                                                                                                0.00

        (h) Class C Notes                                                                                                0.00

                                                                               Cost
7.   Principal Distribution                                                  per $1000
                                                                           ------------
        (a) Class A-1 Notes                                                  0.00000000                                  0.00
        (b) Class A-2 Notes                                                  0.00000000                                  0.00
        (c) Class A-3 Notes                                                129.37783874                          6,546,518.64
        (d) Class A-4 Notes                                                  0.00000000                                  0.00
        (e) Class A-5 Notes                                                  0.00000000                                  0.00
        (f) Class A-6 Notes                                                  0.00000000                                  0.00

        (g) Class B Notes                                                    0.00000000                                  0.00

        (h) Class C Notes                                                    0.00000000                                  0.00


8.   Principal Balance after giving effect to
      Principal Distribution                                                                      Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                          0.0000000           0.00
        (b) Class A-2 Notes                                                                          0.0000000           0.00
        (c) Class A-3 Notes                                                                          0.3563608  18,031,855.98
        (d) Class A-4 Notes                                                                          1.0000000  37,300,000.00
        (e) Class A-5 Notes                                                                          1.0000000  29,300,000.00
        (f) Class A-6 Notes                                                                          1.0000000  23,700,000.00

        (g) Class B Notes                                                                            1.0000000  10,650,000.00

        (h) Class C Notes                                                                            1.0000000  17,312,029.25





                 POOL DATA
--------------------------------------------
                                                                               No. of         Aggregate
                                                                              Contracts  Principal Balance
                                                                              ---------  -----------------


1.   Pool Stated Principal Balance as of 6/30/1999                              5,082     136,293,885.23

2.   Delinquency Information                                                                                    % Delinquent
                                                                                                                ------------

              (a) 31-59 Days                                                       84               909,528.09  0.667%
              (b) 60-89 Days                                                       23               427,260.97  0.313%
              (c) 90-119 Days                                                      14               250,166.35  0.184%
              (d) 120 Days +                                                        0                     0.00  0.000%

3.   Contracts Repossessed during the Due Period                                    0                     0.00

4.   Current Repossession Inventory                                                 0                     0.00

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                  13               255,311.38
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                  226,735.28
                                                                                                  ------------
       Total Aggregate Net Losses for the preceding Collection Period                                               28,576.10

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                 970,406.17

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)            282                            3,785,760.01

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        9.381%

9.   Weighted Average Remaining Term to Maturity
       of all Outstanding Contracts                                                                                   125.283

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

             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                        0.643%
    (b)  Delinquency Percentage Trigger in effect?                                NO

2.  (a)  Average Net Loss Ratio                                    0.011%


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                                  Page 3 of 4


    (b)  Net Loss Ratio Trigger in effect?                                        NO
    (c)  Net Loss Ratio (using ending Pool Balance)                0.015%

3.  (a)  Servicer Replacement Percentage                           0.014%
    (b)  Servicer Replacement Trigger in effect?                                  NO



               MISCELLANEOUS
--------------------------------------------

1.   Monthly Servicing Fees                                                                                         59,516.83

2.   Servicer Advances                                                                                              86,874.44

3.    (a)  Opening Balance of the Reserve Account                                                                6,427,818.17
      (b)  Deposits to the Reserve Account                                                          442,490.28
      (c)  Investment Earnings in the Reserve Account                                                25,809.03
      (d)  Distribution from the Reserve Account                                                   (762,892.64)
      (e)  Ending Balance of the Reserve Account                                                                 6,133,224.84

4.   Specified Reserve Account Balance                                                                           6,133,224.84

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                215,625.67
      (b)  Deposits to the Pay-Ahead Account from the
            Collection Account                                                                       10,933.89
      (c)  Investment Earnings in the Pay-Ahead Account                                                   0.00
      (d)  Transfers from the Pay-Ahead Account to
            the Collection Account                                                                  (19,682.25)
      (e)  Ending Balance in the Pay-Ahead Account                                                                 206,877.31



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